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                             JOINT FILING AGREEMENT

                   1. The undersigned parties hereby agree, acknowledge and consent that one Schedule 13-D will be filed jointly and on behalf of each such persons pursuant to Rule 13-d1(k)(1) of the Securities Exchange Act of 1934, as amended.

                   2. The undersigned parties acknowledge and agree that each is eligible to file its beneficial ownership interest in Global Capital Partners, Inc.

                   3. The undersigned parties acknowledge that each is responsible for the timely filing of Schedule 13-D, and any amendments thereto, and for the completeness and accuracy of the information concerning each of them.

                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.

Dated: June 30, 2000

                                              CORONA CORP.


                                              By: /s/  Reid Breitman
                                                ______________________
                                                   Reid Breitman
                                                   President


                                              REID BREITMAN


                                              By: /s/ Reid Breitman
                                                ______________________
                                                   Reid Breitman